UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 19, 2008


                        AUSTRALIAN OIL & GAS CORPORATION
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    000-26721                84-1379164
         --------                    ---------                ----------
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)


2480 North Tolemac Way, Prescott, Arizona                       86305
-----------------------------------------                       -----
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 2.01 Completion of Disposition of Assets

REARRANGEMENT OF VULCAN JOINT VENTURE
-------------------------------------

FARMOUT OF AC/P33
-----------------


Our wholly owned subsidiary, Alpha Oil & Natural Gas Pty Ltd, has formed a wholly owned subsidiary named Vulcan Australia Pty Ltd (Vulcan) and has transferred its 15% interests in each of its Timor Se permits, AC/P33, AC/P35 and AC/P39 to Vulcan. In addition, the Vulcan Joint Venture Operating Agreement, which previously governed joint venture operations in the three permits, has been replaced by separate joint venture Agreements for each permit. The new joint ventures are known as Oliver Joint Venture (AC/P33), Vulcan Joint Venture (AC/P35) and NOME Joint Venture (AC/P39).

Following these rearrangements of interests, the participants in the newly constituted Oliver Joint Venture have entered into a farmout agreement in relation to AC/P33 with South Australian based oil explorer and producer, Stuart Petroleum Limited ("Stuart"), who, on obtaining the requisite approvals, will become the Operator and 50% interest holder in permit AC/P33, host to the Oliver oil and gas accumulation. Our interest will, as a result, reduce to 7.5%. Permit AC/P33 is located approximately 700 kilometres west of Darwin in the Australian-administered section of the Timor Sea. The transaction is subject to the approval of the Designated Authority (Commonwealth of Australia) and will not complete until that approval is obtained.

Stuart's earn-in obligations will be satisfied by sole funding the drilling of an appraisal well on the Oliver feature, completion of engineering studies up to Final Investment Decision for development of an oilfield and sole funding the first $25 million of development expenditure.

The first phase of development of the Oliver field - drilling the appraisal well, Oliver 2, and completing engineering studies - is expected cost $60 million and to be complete late in 2010.

The Oliver field, containing a column of oil, gas and condensate, was discovered by a BHP Petroleum operated consortium in 1988. The Oliver 1 well was drilled in 305 metres of water to a depth of 3,500 metres. The well encountered the column in the Plover Formation between 2,927 metres and 3,097 metres.

Stuart's interpretation of our joint venture's recently acquired Oliver 3D seismic data over the Oliver field resulted in Stuart's estimated recoverable liquids in the range of 9.9 million barrels to 33 million barrels of oil and condensate with a mean joint venture volume of 19.3 million barrels. According to Stuart, these estimates have been independently reviewed and confirmed.

Studies to identify development alternatives have been commenced by Stuart and will be followed by the Oliver 2 appraisal well to confirm the size of the field. The semi-submersible drilling rig, Songa Venus, has been contracted by Stuart to drill this well at their cost in mid-2009. Further studies will then determine how best to develop the field.


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Equity participants in permit AC/P33, subject to and following Designated
Authority approvals, will be:

                                                           %
Stuart Petroleum Limited (Operator)                     50.0
Natural Gas Corporation Pty Ltd                         15.0
Auralandia NL                                           15.0
Vulcan Australia Pty Ltd                                 7.5
Petrocorp Australia Pty Ltd                             12.5

In the meantime, the transaction documentation lies in escrow, pending approval and registration of the dealing by the Designated Authority.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AUSTRALIAN OIL & GAS CORPORATION

Date: 19 September, 2008                     By: /s/ E. Geoffrey Albers
                                                 ----------------------
                                             E. Geoffrey Albers
                                             President








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